                                                                    EXHIBIT 30.1


BORROWER: PF MANAGEMENT INC
ACCOUNT NUMBER: 951-0621511                              NOTE NUMBER: 00001
ADDRESS: 2343 PROFESSIONAL DR                            HICKORY, NORTH CAROLINA
         ROCKY MOUNT, NC 27804           BB&T            DATE: APRIL 17, 2001
                                    PROMISSORY NOTE

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more that one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of TWO HUNDRED SEVENTEEN THOUSAND SIX HUNDRED SIXTY-FOUR DOLLARS & 00/100 Dollars ($217,664.00), in immediately available coin or currency of the United States of America. Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

[ ] Fixed rate of __________% per annum.

[X] Variable rate of the Bank's Prime Rate plus 0.00% per annum to be adjusted daily as the Bank's Prime Rate changes. If checked here [ ], the interest rate will not exceed a(n) [ ] fixed [ ] average maximum rate of __________% or a [ ] floating maximum rate of the greater of ___________% or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of __________%. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: [ ] when Note is repaid in full by Borrower [ ] annually beginning on
    ____________________.

[ ] Fixed rate of __________% per annum through ____________________ which automatically converts on ____________________ to a variable rate equal to the Bank's Prime Rate plus __________% per annum which shall be adjusted _________________________ as such Prime Rate changes.

[ ] ___________________________________________________________________________.

    PRINCIPAL AND INTEREST IS PAYABLE AS FOLLOWS:

[ ] Principal (plus any accrued interest not otherwise  }
    schedule herein)                                    } is due in full at maturity on ____________________.
[ ] Principal plus accrued interest                     }

[X] Payable in consecutive Quarterly installments of  [ ] Principal                 }
                                                                                    } commencing on JULY 6, 2001.
                                                      [X] Principal and interest    }

    and continued on the same day of each calendar period thereafter, in 19 equal payments of $13,350.00, with one final payment of all remaining principal and accrued interest due on APRIL 6, 2006.

[ ] Business ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ____________________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining principal and accrued interest due on __________________________.

[ ] Accrued interest is payable ____________________ commencing on
    ____________________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on
    _________________________.

[ ] Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ____________________ on ____________________ and continuing on the same day of each calendar-period thereafter, in order to maintain an amortization period of no more than _____ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

[ ] Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.

[ ] ___________________________________________________________________________.

         In addition, the undersigned promises to pay to Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen
(15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

         This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank: Deed(s) of Trust/S.C. Mortgage(s) granted in favor of Bank as beneficiary/mortgagee:

[ ] dated _________________ in the maximum principal amount of $________________

    granted by _________________________________________________________________

[ ] dated _________________ in the maximum principal amount of $________________

    granted by _________________________________________________________________

Security Agreement(s) conveying a security interest in favor of Bank:

[ ] dated _________________ given by ___________________________________________

    ____________________________________________________________________________

[ ] dated _________________ given by ___________________________________________

    ____________________________________________________________________________

[ ] Loan Agreement dated ______________________ executed by ___________________

[ ] ___________________________________________________________________________

All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

         In addition to collateral pledged pursuant to the terms of the Agreements (if any) described above, the undersigned, as collateral security for the indebtedness evidenced by this note, hereby grants the Bank a security interest and lien in and to all deposit accounts, certificates of deposit, securities and stocks now or hereafter in Bank's possession or an deposit with the Bank including but not limited to the following pledged to Bank: BB&T Savings Account(s)/instruments (a), including all renewals, amendments, and proceeds thereof (if applicable):

[ ] # ____________________________ in the amount of $ _________________________
    in the name(s) of _________________________________________________________

[ ] # ____________________________ in the amount of $ _________________________
    in the name(s) of _________________________________________________________

[ ] ___________________________________________________________________________

    ___________________________________________________________________________

    ___________________________________________________________________________

    ___________________________________________________________________________

         If any stock or securities are pledged to Bank herein, the security interest includes all stock splits, reissued shares, substituted shares, and all proceeds thereof, which the undersigned promises to deliver to Bank.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined In 11USC Section (101)(2)), or by any guarantor of surety of this Note (said affiliate, guarantor, and surety are heroin called Obligor), or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete, or in the event the default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank, or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded, or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor, or in the event the Bank should otherwise deem itself, its security interest, or any collateral unsafe or insecure; of should the Bank in good faith believe that the prospect of payment or other performance is impaired, or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed, or the termination of any guaranty agreement given in connection with this Note, then any one of the some shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of North Carolina; and further provided that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. BANK SHALL NOT BE OBLIGATED TO ACCEPT ANY CHECK, MONEY ORDER, OR OTHER PAYMENT INSTRUMENT MARKED "PAYMENT IN FULL" AN ANY DISPUTED AMOUNT DUE HEREUNDER, AND BANK EXPRESSLY RESERVES THE RIGHT TO REJECT ALL SUCH PAYMENT INSTRUMENTS. BORROWER AGREES THAT TENDER OF ITS CHECK OR OTHER PAYMENT INSTRUMENT SO MARKED WILL NOT SATISFY OR DISCHARGE ITS OBLIGATION UNDER THIS NOTE, DISPUTED OR OTHERWISE, EVEN IF SUCH CHECK OR PAYMENT INSTRUMENT IS INADVERTENTLY PROCESSED BY BANK UNLESS IN FACT SUCH PAYMENT IS IN FACT SUFFICIENT TO PAY THE AMOUNT DUE HEREUNDER.

         The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its prime Rate. The Prime Rate is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more then one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form any be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall In any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by N.C.G.S. ss. 24-1.1. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter Issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter. This Note shall be governed by and construed in accordance with the laws of North Carolina; provided however that any Mortgage encumbering the Borrower's property in South Carolina shall be governed by and construed in accordance with the laws of South Carolina, and the Borrower hereby submits to the jurisdiction of South Carolina in connection with any foreclosure or enforcement proceeding undertaken in connection with the Borrower's property situated in South Carolina.

                      CREDIT LIFE AND DISABILITY INSURANCE

Subject to certain underwriting criteria and limitations, INDIVIDUAL BORROWERS AND ADDITIONAL CO-MAKERS HAVE THE RIGHT TO REQUEST CREDIT LIFE AND DISABILITY INSURANCE PROTECTION FOR THIS LOAN. One or two Borrowers/Co-makers may be covered by BB&T Credit Life Insurance and one Borrower/Co-maker may be covered by BB&T Credit Disability Insurance. However, the purchase of credit life and credit disability insurance from the Bank is not a condition of obtaining this loan.

         I, the undersigned, desire the credit insurance with the cost and terms described below and promise to pay the premium of such insurance coverage. I understand that I may cancel this credit insurance at any time. I represent that, to the best of my knowledge, I am in good health and am insurable.

         [ ] Product I: Complete the following:         [ ] Fidelity Security Insurance Company Flex Plan
                                                            (Complete separate application)

         CREDIT LIFE INSURANCE        Effective Date    Term in Mos.    Amount Financed   Interest Rate    Credit Life Premium

         [ ] Single [ ] Level                                            $217,664.00         8.00
         [ ] Joint  [ ] Decreasing    ______________    ___________       __________    __________              $________________

         CREDIT DISABILITY INSURANCE                             Monthly Benefit Amount                 Credit Disability Premium
         Effective Date and Terms in Mos.
         Same as Credit Life Insurance Above

         _____________________________________________         $ _______________________________  $ ______________________________
        Credit Disability Insurance Is subject to a 14-day elimination period and a 60-month maximum benefit period. Only the
        Borrower or Co-Maker who signs the first line under "Signature(s) of Insured" is covered by Credit Disability Insurance.

        Date of Birth                        Signature(s) of Insured                      Total Credit Life and Disability
                                                                                                   Insurance Premium

        ___________________         _______________________________________
                                          Signature of Primary Insured

        ___________________         _______________________________________               $ ________________________________
                                         Signature of Secondary Insured

                         (SIGNATURES ON FOLLOWING PAGE)

                                      BB&T
                         PROMISSORY NOTE SIGNATURE PAGE

Borrower: PF MANAGEMENT INC
         -----------------------------------------------------------------------
Account Number: 951-0621511                    Note Number:     00001
----------------------------------                         ---------------------
Note Amount:  217,664.00                       Date:  April 17, 2001
            ----------------------                  ----------------------------

NOTICE OF RIGHT TO COPY OF APPRAISAL: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.

                         IF BORROWER IS A CORPORATION:

ATTEST: /s/ Brian D. Davis                           PF MANAGEMENT INC
       ----------------------------------    -----------------------------------
                                                    NAME OF CORPORATION

Title: Secretary                             By: /s/ David R. Clark
      -----------------------------------        -------------------------------

                                             Title: PRESIDENT
                                                    ----------------------------
                  (Affix seal or
                  insert name of             By:
[Corporation      corporation in                --------------------------------
    Seal]         seal to adopt as
                  seal of Borrower)          Title:
                                                   -----------------------------


          IF BORROWER IS A PARTNERSHIP, LIMITED LIABILITY COMPANY, OR
                         LIMITED LIABILITY PARTNERSHIP:

WITNESS:                                     -----------------------------------
                                               NAME OF PARTNERSHIP, LLC, OR LLP

                                             By:                          (SEAL)
-----------------------------------------       --------------------------
                                                GENERAL PARTNER OR MANAGER

                                             By:                          (SEAL)
-----------------------------------------       --------------------------
                                                GENERAL PARTNER OR MANAGER

                                             By:                          (SEAL)
-----------------------------------------       --------------------------
                                                GENERAL PARTNER OR MANAGER


                          IF BORROWER IS AN INDIVIDUAL

WITNESS:                                                                  (SEAL)


-----------------------------------------    -----------------------------


                              ADDITIONAL CO-MAKERS

WITNESS:                                                                  (SEAL)


-----------------------------------------    -----------------------------

                                                                          (SEAL)
-----------------------------------------    -----------------------------

                                                                          (SEAL)
-----------------------------------------    -----------------------------

                                                                          (SEAL)
-----------------------------------------    -----------------------------


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